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                              REINSURANCE AGREEMENT

                                    EFFECTIVE

                                 JANUARY 1, 2002

                                     BETWEEN

                AMERICAN EMPIRE SURPLUS LINES INSURANCE COMPANY,
                                    REINSURER

                                       AND

                  FIDELITY EXCESS AND SURPLUS INSURANCE COMPANY,
                                    REASSURED

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                                TABLE OF CONTENTS

 ARTICLE 1   Business Covered.............................................Page 1

 ARTICLE 2   Reinsuring Clause............................................Page 1

 ARTICLE 3   Definitions..................................................Page 1

 ARTICLE 4   Consideration................................................Page 2

 ARTICLE 5   Administration...............................................Page 3

 ARTICLE 6   Term.........................................................Page 4

 ARTICLE 7   Reinsurance Follows Original Policies........................Page 4

 ARTICLE 8   Reports......................................................Page 4

 ARTICLE 9   Assistance and Cooperation...................................Page 4

ARTICLE 10   Indemnification..............................................Page 5

ARTICLE 11   Termination..................................................Page 5

ARTICLE 12   Access to Records............................................Page 5

ARTICLE 13   Errors and Omissions.........................................Page 5

ARTICLE 14   Notice Provision.............................................Page 5

ARTICLE 15   Insolvency...................................................Page 6

ARTICLE 16   Non-Assignability............................................Page 6

ARTICLE 17   Unauthorized Reinsurance.....................................Page 7

             Signatures...................................................Page 9

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                              REINSURANCE AGREEMENT
                  (hereinafter referred to as the "Agreement")

THIS AGREEMENT, entered into as of the 1st day of January, 2002, by and between
Fidelity Excess and Surplus Insurance Company (hereinafter "Reassured") and
American Empire Surplus Lines Insurance Company (hereinafter "Reinsurer").

                                    ARTICLE 1

BUSINESS COVERED

Reassured hereby cedes to Reinsurer all of its liability with respect to all of the insurance business retroceded to Reassured under that certain Pooling
Agreement dated January 1, 1992, as amended to date (the "Reassured's Business")
and Reinsurer agrees to accept the Reassured's Business and to indemnify
Reassured in accordance with the following terms and conditions.

                                    ARTICLE 2

REINSURING CLAUSE

Reinsurer shall be liable to pay 100% of the Ultimate Net Aggregate Losses together with all other obligations which arise out of Reassured's Business.

                                    ARTICLE 3

DEFINITIONS

A.   "Ultimate Net Aggregate Losses" shall mean the sum of:

     1)   Actual loss payments paid in settlement of claims or suits or in satisfaction of judgments on Reassured's Business;

     2)   Loss Expense paid in connection with Reassured's Business;

     3)   Extracontractual Obligations arising from conduct of Reinsurer and paid in connection with the handling or resolution of any losses reinsured hereunder; and

     4)   Less collectible reinsurance on Reassured's Business.

B.   "Loss Expense" shall mean all expenses incurred in the investigation, adjustment, and defense of all claims under the Reassured's Business, including, without limitation, loss expenses, court costs, and pre-judgment and post-judgment interest, as well as unallocated expenses for employees and ordinary overhead expenses such as salaries, annual retainers, office expenses, and other fixed expenses of Reassured.

C.   "Salvages" shall mean any recovery made in connection with a claim or loss, less expenses paid in making such recovery. All salvages, recoveries, and payments recovered or received subsequent to a loss payment under this
     Agreement shall be applied as if recovered and received prior to the loss payment and all necessary adjustments shall be made by the parties.

D.   "Extracontractual Obligations" shall mean those liabilities not covered under any other provision of this Agreement and which arise from or in connection with the operation, administration, underwriting or claim handling on the Reassured's Business, such liabilities arising because of, but not limited to, the following: failure to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, or denying coverage, or in the preparation or prosecution of an appeal consequent upon such action.

     The date on which an Extracontractual Obligation is incurred by Reassured shall be deemed, in all circumstances, to be the date of the action taken or not taken giving rise to the extracontractual action.

     "Extracontractual Obligations" shall also include losses in excess of policy limits of Reassured's original policy, such loss in excess of limit having been incurred because of failure by Reassured to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting coverage or an offer of settlement or in the preparation of the defense or in the trial of any action against an insured or reinsured or in the preparation of prosecution of an appeal consequent upon such action. For purposes of this definition, the word "loss" shall mean any amounts for which Reassured would have been contractually liable to pay had it not been for the limit of the original policy.

                                    ARTICLE 4

CONSIDERATION

Reassured shall have no obligation to Reinsurer for any uncollected or uncollectible premiums, whether uncollected from the original policyholder or any other party. Further, if Reassured is bound on any policy for which all or any premium is uncollected, Reinsurer shall be liable for losses arising thereunder in accordance with all other terms of this Agreement. Reinsurer shall be responsible for all premium and other taxes applicable or which may become applicable to Reassured's Business after the effective date hereof.

                                        2

                                    ARTICLE 5

ADMINISTRATION

A.   Reinsurer shall be entitled to receive and retain for its own account all incoming sums of money on or in connection with Reassured's Business due or becoming due to Reassured on or after the effective date hereof.

B.   The parties agree that Reinsurer shall have the right and obligation, at its expense, to exercise and perform all of Reassured's rights and obligations in connection with Reassured's Business and Reassured hereby assigns, transfers, and grants to Reinsurer the rights, powers, and privileges of Reassured to exercise and perform the same. Without limiting the foregoing, it is agreed that Reinsurer shall have the right and/or obligation to:

     1)   give, receive, execute, issue, and deliver all notices, endorsements, waivers, demands, proofs, and agreements of every kind and nature which may be necessary or desirable in connection with the policies or any reinsurance in connection with the policies covered by this
          Agreement;

     2)   ask, demand, attach, sue for, recover, receive, and receipt for all premiums, debts, and sums of money due or becoming due on under or in connection with Reassured's Business;

     3)   to adjust, settle, pay, defend, arbitrate, and/or compromise any and all claims under or in connection with Reassured's Business; and

     4)   prosecute or defend any action which Reinsurer deems necessary or desirable in order to exercise the rights, powers, and privileges granted to Reinsurer hereunder.

C.   Recoveries from any form of insurance or reinsurance which protects
     Reassured against claims which are related to the Reassured's Business shall inure to the benefit of Reinsurer.

D.   The parties agree that in fulfilling Reinsurer's obligations under Section
     B(3) above, the Reinsurer or its designated representative shall adjust, settle, or compromise all losses in connection with policies reinsured under this Agreement. All such adjustments, settlements, and compromises shall be paid by Reinsurer from its own funds. The Reinsurer shall have vested rights in salvage, subrogation, and recoveries under any claims made against policies covered by this Agreement. The Reinsurer also shall pay all loss expense in the investigation, adjustment, appraisal, or defense of all claims under policies reinsured under this Agreement and Reinsurer shall have the right to receive any recoveries of such expense. The obligations and duties of Reinsurer under this provision shall continue after the termination of this Agreement as to all policies reinsured hereunder until any and all claims under policies reinsured under this
     Agreement no longer exist or are resolved.

                                        3

                                    ARTICLE 6

TERM

This Agreement shall be effective as of the 1st day of January, 2002 at 12:01
A.M. and shall continue in force unless and until cancelled in accordance with the termination provisions of Article 11 of this Agreement.

                                    ARTICLE 7

REINSURANCE FOLLOWS ORIGINAL POLICIES

Reinsurance ceded under this Agreement is subject to the terms and conditions of the original policy or policies comprising Reassured's Business and automatically follows all changes in coverages and all endorsements made a part of such original policy or policies.

                                    ARTICLE 8

REPORTS

Within thirty (30) days after the close of each calendar month during the term of this Agreement Reinsurer shall furnish to Reassured reports of transactions relating to Reassured's Business, including (a) all premiums written and earned;
(b) a summary of losses and loss expenses split between paid, less salvage received, and outstanding, both reported and unreported, for the current calendar year and inception to date; and (c) such other information which
Reassured may reasonably request or which may be required to complete
Reassured's annual statement or other reports required by any governmental authority with jurisdiction over Reassured.

                                    ARTICLE 9

ASSISTANCE AND COOPERATION

Reassured agrees to cooperate fully with Reinsurer with respect to claims or other disputes arising out of or in connection with Reassured's Business.
Reassured shall give prompt notice to Reinsurer of any claims or lawsuits made or brought against Reassured arising out of or in connection with Reassured's
Business.

                                        4

                                   ARTICLE 10

INDEMNIFICATION

Reinsurer shall defend and indemnify Reassured against and hold Reassured harmless from any costs, expenses, and fees of any type incurred in connection with the defense of any action in connection with business covered by this
Agreement, including, without limitation, damages or penalties of any kind that may result from Reinsurer's performance or failure to perform any or all obligations under this Agreement.

                                   ARTICLE 11

TERMINATION

The obligations under this Agreement may be terminated at any time upon terms mutually acceptable to the parties, including adequate security for outstanding obligations at the time of termination.

                                   ARTICLE 12

ACCESS TO RECORDS

Reinsurer shall allow Reassured to inspect at all reasonable times all records of Reinsurer with respect to Reassured's Business and with respect to claims, losses, or legal proceedings which involve or are likely to involve Reassured's
Business.

                                   ARTICLE 13

ERRORS AND OMISSIONS

Inadvertent delays, errors, or omissions made in connection with the business under this Agreement shall not relieve either party from any liability which would have attached to it had such delay, error, or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

                                   ARTICLE 14

NOTICE PROVISION

Notices, requests, demands, or other communications given pursuant to or in connection with this Agreement, shall be in writing and shall be personally delivered or sent by first class mail, postage prepaid to the addresses as follows:

                                        5

     REINSURER:

     American Empire Surplus Lines Insurance Company
     515 Main Street
     Cincinnati, Ohio 45202
     Attention: General Counsel

     REASSURED:

     c/o Administrators For the Professions, Inc.
     111 East Shore Road
     Manhasset, New York 11030
     Attention: Jeanne Pores

     with a copy to:
     Marc M. Tract, Esq.
     Rosenman & Colin, L.L.P.
     575 Madison Avenue
     New York, New York 10022-2585

                                   ARTICLE 15

INSOLVENCY

Notwithstanding any other provision to the contrary, in the event of the insolvency of Reassured, the reinsurance provided by this Agreement shall be payable by Reinsurer on the basis of the liability of Reassured for the business reinsured hereunder, without diminution because of such insolvency, directly to
Reassured or its liquidator, receiver or statutory successor.

Reinsurer shall be given written notice of the pendency of each claim or loss which may involve the reinsurance provided by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. Reinsurer shall have the right to investigate each such claim or loss and interpose, at its own expense, in the proceeding where the claim or loss is to be adjudicated, any defense available to Reassured, its liquidator, receiver, or statutory successor. The expense thus incurred by Reinsurer shall be chargeable, subject to court approval, against the insolvent Reassured as part of the expense of liquidation to the extent of the proportionate share of the benefit which may accrue to Reassured solely as a result of the defense undertaken by Reinsurer.

Nothing contained in this Article is intended to change the relationship of the parties to this Agreement or to enlarge upon the rights or obligations of either party hereunder except as provided herein. Its intent is to pay the statutory successor of Reassured on the basis of the amount of liability determined in the liquidation or receivership proceeding rather than on the basis of the actual amount of loss paid by the liquidator, receiver, or statutory successor to allowed claimants.

                                        6

                                   ARTICLE 16

NON-ASSIGNABILITY

Neither Reassured nor Reinsurer may assign any of its rights or obligations under this Agreement without the express written consent of the other, except that the Reassured may assign its rights under this Agreement to any of its affiliates in connection with a merger involving the Reassured or in connection with the acquisition of substantially all the assets of the Reassured.

                                   ARTICLE 17

UNAUTHORIZED REINSURANCE

A.   As regards insurance or reinsurances issued by the Reassured coming within the scope of this Agreement, the Reassured agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for unearned premium and losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The
     Reinsurer hereby agrees to fund such reserves in respect of unearned premiums, known outstanding losses that have been reported to the Reinsurer and allocated loss adjustment expense paid by the Reassured but not recovered from the Reinsurer, plus reserves for losses incurred but not reported, as shown in the statement prepared by the Reassured (hereinafter referred to as "Reinsurer's Obligations") by funds withheld, cash advances,
     Letter of Credit or Trust Agreement. The Reinsurer shall have the option of determining the method of funding provided the Reassured receives full credit for Reinsurer's Obligations from insurance regulatory authorities having jurisdiction over Reasurred's reserves.

B.   When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Reassured of a clean, irrevocable and unconditional Letter of Credit issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Reassured's reserves in an amount equal to the Reinsurer's proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30)
     days (sixty (60) days where required by insurance regulatory authorities)
     prior to any expiration date the issuing bank shall notify the Reassured by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C.   The Reinsurer and Reassured agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provision of this Agreement, and be utilized by the Reassured or any successor, by operation of law, of the Reassured including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Reassured for the following purposes, unless otherwise provided for in a separate Trust Agreement:

                                        7

     1.   to reimburse the Reassured for the Reinsurer's Obligations, the payment of which is due under the terms of this Agreement and which has not been otherwise paid;

     2.   to make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Agreement.

D.   In the event the amount drawn by the Reassured on any Letter of Credit is in excess of the actual amount determined to be due, the Reassured shall promptly return to the Reinsurer the excess amount so drawn.

E.   The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Reassured or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Reassured.

F.   At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Reassured shall prepare a specific statement of the
     Reinsurer's Obligations, for the sole purpose of amending the Letter of
     Credit, in the following manner:

     1.   If the statement shows that the Reinsurer's Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secured delivery to the Reassured of an amendment to the Letter of
          Credit increasing the amount of credit by the amount of such difference.

     2.   If, however, the statement shows that the Reinsurer's Obligations are less than the balance of credit as of the statement date, the
          Reassured shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

                                        8

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate effective as of January 1, 2002.

                                        AMERICAN EMPIRE SURPLUS LINES
                                        INSURANCE COMPANY

                                        By: /s/ Robert A. Nelson
                                            ------------------------------------
                                            Name: Robert A. Nelson
                                            Title: President

                                        FIDELITY EXCESS AND SURPLUS
                                        INSURANCE COMPANY

                                        By: /s/ Robert A. Nelson
                                            ------------------------------------
                                            Name: Robert A. Nelson
                                            Title: President

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